Exhibit 99.1

Comdial Corporation
106 Cattlemen Road
Sarasota, FL 34232
Telephone (800) 419-3800
Facsimile (941) 554-5012

Contact: Ken Clinebell, CFO
(941) 554-5000, ext. 1513

FOR IMMEDIATE RELEASE

            Comdial Corporation Appeals Delisting Notification from NASDAQ

      SARASOTA, FL. - September 28, 2004 - Comdial Corporation (OTC Bulletin
Board: CMDZE.OB), a leading provider of IP telephony and unified communications solutions, announced today that it will appeal NASDAQ's determination to delist the Company's common stock from the OTC Bulletin Board ("OTCBB") by requesting a hearing before the NASDAQ Listing Qualification Panel.

      The delisting proceedings will be stayed and the Company's common stock will continue to be listed on the OTCBB pending resolution of this appeal. There can be no assurance that the Panel will grant the Company's request for continued listing on the OTCBB. If Comdial's appeal is unsuccessful, the Company's common stock will be quoted on the National Quotation Bureau's "pink sheets."

      Comdial received notification from NASDAQ that the Company's common stock will be delisted from the OTCBB because the Company has not yet filed its 10-Q for the quarter ended June 30, 2004. As previously announced, on August 26, 2004 the Company filed a request with the Securities and Exchange Commission for an extension to file its Form 10-Q for the quarter ended June 30, 2004. The delay in filing is due to a continuing analysis of the accounting and financial reporting for various items. The Company continues to work with Comdial's external auditors to resolve such accounting treatment and will file its financial statements as soon as practicable. The accounting issues are non-cash in nature, and therefore do not affect the Company's cash balance or cash flows from operations, but may affect its net income (loss).

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About COMDIAL

Comdial is a converged voice and data communications solutions provider with over 25 years of long-standing success as a leading brand. Focused on superior customer service and reliable communications solutions, Comdial is dedicated to producing best-in-class small to mid-sized enterprise communications products. Through innovative technology and flexibility, Comdial provides comprehensive Internet Protocol (IP) communications solutions tailored to meet each customer's evolving business needs. For more information about Comdial and its communications solutions, please visit the Comdial web site at www.comdial.com.

Forward-Looking Statements

This press release contains statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including Comdial Corporation's ability to obtain additional funding for its business should such funding become necessary, its ability to maintain market share and to grow in a very competitive market, its ability to develop technologically advanced products to keep pace with many competitors that are much larger and have significantly more resources than Comdial, market acceptance of new products it develops, lower than anticipated demand brought about by continued weakness in telecommunications spending, risk of dilution of the Company's stock from private placement investments including the financing that was completed in March 2004 and from the private placement that was completed in 2002 as well as any other private investments or public offerings that may occur from time to time, dependence on a relatively small number of large customers, ability to maintain necessary engineering, sales, marketing and other key staff members, the risks associated with the outsourcing of its manufacturing requirements, including international risk factors, its ability to achieve its operational goals and to generate positive cash flow, any unfavorable outcome of pending disputes or litigation, including, but not limited to intellectual property infringement claims that arise from time to time and the various other factors set forth from time to time in Comdial's filings with the SEC, including, but not limited to, Comdial's Form 10-K for the year ended December 31, 2003. Comdial Corporation undertakes no obligation to publicly update or revise the forward-looking statements made in this release to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.